                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                                   BSPE, L.P.

     The  undersigned,  desiring to form a limited  partnership  pursuant to the
Delaware Revised Uniform Limited  Partnership Act, 6 Delaware Code,  Chapter 17,
does hereby certify as follows:

     I. The name of the limited partnership is BSPE, L.P.

     II.  The  address  of the  Partnership's  registered  office  shall be: The
Corporation Trust Company, 1209 Orange Street, Wilmington, County of New Castle,
Delaware. The name of the Partnership's  registered agent for service of process shall be: The Corporation  Trust Company,  1209 Orange Street,  Wilmington,  New
Castle County, Delaware.

     III. The name and mailing address of the general partner is as follows:

              NAME                               ADDRESS

         BSPE General, LLC                  139 East 4th Street
                                            Cincinnati, Ohio 45202

IN WITNESS  WHEREOF,  the undersigned  has executed this  Certificate of Limited
Partnership of BSPE, L.P., as of January 15th, 2001.

                                  BSPE General, LLC
                                  (Its General Partner)

                                  By:    /s/Jerome A. Vennemann
                                         ----------------------
                                         Jerome A. Vennemann
                                         Authorized Officer